            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
FOR THIS TYPE OF ACCOUNT:         GIVE THE                 FOR THIS TYPE OF ACCOUNT:      GIVE THE EMPLOYER
                                  SOCIAL SECURITY                                         IDENTIFICATION
                                  NUMBER OF--                                             NUMBER OF--
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 1. An individual's            The individual                  9. A valid trust, estate,    The legal entity (Do not
                                                                  or pension trust          furnish the identification
 2. Two or more                The actual owner of the                                      number of the personal
    individuals                account or, if combined                                      representative or trustee
    (joint account)            funds, any one of the                                        unless the legal entity
                               individuals(1)                                               itself is not designated
                                                                                            in the account title.)(5)
 3. Husband and wife           The actual owner of the
    (joint account)            account or, if joint
                               funds, either person1          10. Corporate account         The corporation
                                                              11. Religious, charitable,    The organization
                                                                  or educational
 4. Custodian account of a     The minor(2)                         organization account
    minor (Uniform Gift to
    Minors Act)
                                                             12. Partnership account        The partnership
 5. Adult and minor            The adult or, if the minor
    (joint account)            is the only contributor,
                               the minor(1)                  13. Association, club or       The organization
                                                                 other tax-exempt
                                                                 organization
 6. Account in the name of     The ward, minor, or
    guardian or committee      incompetent person(3)
    for a designated ward,                                   14. A broker or registered     The broker or nominee
    minor or incompetent                                         nominee
    person                                                   15. Account with the           The public entity
                                                                 Department of
 7. a. The usual revocable     The grantor-trustee(1)            Agriculture in the name
       savings trust                                             of a public entity
       account (grantor is                                       (such as a State or
       also trustee)                                             local government,
                                                                 school district, or
                                                                 prison) that receives
    b. So-called trust         The actual owner(1)               agricultural programs
       account that is not                                       payments
       a legal or valid
       trust under state
       law
 8. Sole proprietorship        The owner(4)
    account

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a) of the Code.

- An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

- Payments described in section 6049(b)(5) of the Code to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451 of the Code.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

PAYER'S NAME: FIRST CHICAGO TRUST COMPANY OF NEW YORK

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  Name(s) as shown above on certificate(s) for shares of Preferred Stock (if joint ownership, list first and circle the name of the person or entity whose number you enter in Part I below).
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  Address (if holder does not complete, signature in Part III below will constitute a certification that the address on the reverse hereof is correct).
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  City, State, and Zip Code
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                                                                  Social Security
         SUBSTITUTE                                               Number
          FORM W-9                                              OR
     Department of the
                                 PART I -- PLEASE PROVIDE
     Treasury Internal           YOUR TIN IN THE BOX            -----------------------------
      Revenue Service            AT RIGHT AND CERTIFY           Employer
    Payer's Request for          BY SIGNING AND                 Identification
          Taxpayer               DATING BELOW                   Number
       Identification                                           TIN Applied for / /
        Number (TIN)
     and Certification    --------------------------------------------------------------
                                      PART II --
                                 For Payees exempt from backup withholding, write "Exempt"
                                 here.
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  PART III -- Certification. Under penalties of perjury, I certify that:
  (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and
  (2) I am not subject to backup withholding because (a) I am exempt from backup withholding,
      (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
  Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under reporting interest or dividends on your tax return. However, if you have been notified by the IRS that you are no longer subject to backup withholding, do not cross out item (2).
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  SIGNATURE                                                      DATE
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

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
                CHECKED THE BOX IN PART I OF SUBSTITUTE FORM W-9

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within 60 days, thirty-one
(31) percent of all reportable payments made to me will be withheld until I provide a properly-certified Taxpayer Identification Number to the Exchange Agent.

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Signature                                 Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

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